Exhibit 3.2

INFOCUS CORPORATION

AMENDED AND RESTATED

BYLAWS

as adopted and in

effect on May 28, 2009

TABLE OF CONTENTS

(continued)

		Page
GENERAL		8

34.	Fiscal Year	8
35.	Seal	8
36.	Reliance Upon Books, Reports and Records	8
37.	Time Periods	8
38.	Amendments	8

ii

SHAREHOLDERS MEETINGS

1. Time and Place of Meetings. All meetings of the shareholders for the election of the members (the “Directors”) of the Board of Directors of the Corporation (the “Board”) or for any other purpose will be held at such time and place, within or without the State of Oregon, as may be designated by the Board or, in the absence of a designation by the Board, the Chairman of the Board (the “Chairman”), the Chief Executive Officer, the President or the Secretary, and stated in the notice of meeting. Notwithstanding the foregoing, the Board may, in its sole discretion, determine that meetings of the shareholders shall not be held at any place, but may instead be held by means of remote communications, subject to such guidelines and procedures as the Board may adopt from time to time. The Board may postpone and reschedule any previously scheduled annual or special meeting of the shareholders.

2. Annual Meeting. An annual meeting of the shareholders will be held at such date and time as may be designated from time to time by the Board, at which meeting the shareholders will elect Directors and will transact such other business as may properly be brought before the meeting.

3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Oregon Business Corporation Act, as they may be amended from time to time (the “OBCA”), may be called by (i) the Chairman, (ii) the Chief Executive Officer, (iii) the President or (iv) the Secretary and shall be called by the Chairman, Chief Executive Officer or President upon the written request of holders of at least a majority of the shares issued and outstanding and entitled to vote thereat.

4. Notice of Meetings. Written notice of every meeting of the shareholders, stating the place, if any, date and time thereof, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10, nor more than 60, calendar days before the date of the meeting to each shareholder of record entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, if any, date and time thereof, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

5. Inspectors. The Board, the Chairman or the Chief Executive Officer may appoint one or more inspectors of election to act as judges of the voting and to determine those persons entitled to vote at any meeting of the shareholders, or any adjournment thereof, in advance of such meeting. The Board, the Chairman or the Chief Executive Officer may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the presiding officer of the meeting may appoint one or more substitute inspectors.

6. Quorum. Except as otherwise provided by the OBCA or the Articles of Incorporation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the shareholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

7. Voting; Proxies. Except as otherwise provided by the OBCA or by the Articles of Incorporation, each shareholder will be entitled at every meeting of the shareholders to one vote for each share of stock having voting power standing in the name of such shareholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by proxy. Every proxy must be authorized in a manner permitted by 60.231 of the OBCA, or any successor provision. Without affecting any vote previously taken, a shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, by revoking the proxy by giving notice to the Secretary of the Corporation, or by a later appointment of a proxy. The vote upon any question brought before a meeting of the shareholders may be by voice vote, unless otherwise required by the Articles of Incorporation or these Bylaws or unless the Board, the Chairman, the Chief Executive Officer or the presiding officer of the meeting or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually been voted will be the act of the shareholders, except in the election of Directors or as otherwise provided in these Bylaws, the Articles of Incorporation or by law.

8. Action by Shareholders Without a Meeting. Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Oregon (by hand or by certified or registered mail, return receipt requested), to its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded; provided, however, that action by written consent to elect directors, if less than unanimous, shall be in lieu of holding an annual meeting only if all the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of shareholders to take the action were delivered to the Corporation by delivery to its registered office in Oregon (by hand or by certified or registered mail, return receipt requested), to its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings or meetings of shareholders are recorded.

An electronic transmission consenting to an action to be taken and transmitted by a shareholder or by a person authorized to act for a shareholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the shareholder or by a person authorized to act for the shareholder and (ii) the date on which such shareholder or authorized person transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded, to the extent and in the manner in which the Board of Directors may from time to time determine.

DIRECTORS

9. Function. The business and affairs of the Corporation will be managed under the direction of its Board.

10. Number of Directors. The number of Directors (none of whom need be shareholders or residents of the State of Oregon) shall initially be one, and shall thereafter be fixed by resolution of the Board from time to time.

11. Vacancies and Newly Created Directorships. Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor is elected and qualified, or until his or her earlier death, resignation, disqualification or removal. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.

12. Removal. Any Director may be removed from office by the shareholders only for cause.

13. Election. The Directors shall be elected at the annual meeting of shareholders, except as provided in Bylaw 11, and shall hold office until such Director’s successor is elected and qualified, or until his or her earlier death, resignation, disqualification or removal.

14. Resignation. Any Director may resign at any time by giving notice in writing or by electronic transmission of his or her resignation to the Chairman, the Chief Executive Officer, the President or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

15. Regular Meetings. Regular meetings of the Board may be held immediately after the annual meeting of the shareholders and at such other time and place either within or without the State of Oregon as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.

16. Special Meetings. Special meetings of the Board may be called by the Chairman, the Chief Executive Officer or the President on one day’s notice to each Director by whom such notice is not waived and will be called by the Chairman or the Chief Executive Officer, on like notice, on the written request of a majority of the total number of Directors then in office (the “Whole Board”). Special meetings of the Board may be held at such time and place either within or without the State of Oregon as is determined by the Board or specified in the notice of any such meeting.

17. Quorum. At all meetings of the Board, a majority of the Whole Board will constitute a quorum for the transaction of business. Except for the designation of committees as hereinafter provided and except for actions required by these Bylaws or the Articles of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum is present.

18. Written Action. Any action required or permitted to be taken at any meeting of the Board or any committee designated by the Board may be taken without a meeting if all members of the Board or any such committee, as the case may be, consent thereto in writing or by electronic transmission, and such consent is to be filed with the minutes or proceedings of the Board or such committee.

19. Participation in Meetings by Remote Communications. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone conference or other means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

20. Committees. (a) The Board, by resolution passed by a majority of the Whole Board, may designate one or more committees. Except as otherwise provided in these Bylaws or by law, any committee of the Board, to the extent provided by resolution adopted by the Board, will have and may exercise all the powers and authority of the Board in the direction or the management of the business and affairs of the Corporation.

(b) Each committee of the Board will consist of one or more Directors and will have such lawfully delegable powers and duties as the Board may confer. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board. Unless otherwise prescribed by the Board, a majority of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by it.

(c) The members of each committee of the Board will serve in such capacity at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board. The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee.

21. Compensation. The Board may establish the compensation for, and reimbursement of the expenses of, Directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by Directors to the Corporation or any of its majority-owned subsidiaries.

22. Rules. The Board may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Corporation.

NOTICES

23. Generally. Except as otherwise provided by law, these Bylaws, or the Articles of Incorporation, whenever by law or under the provisions of the Articles of Incorporation or these Bylaws notice is required to be given to any Director or shareholder, such notice may be given (i) in person, (ii) by mail or courier service, addressed to such Director or shareholder, at the address of such Director or shareholder as it appears on the records of the Corporation, with postage thereon prepaid or (iii) by telephone, facsimile, electronic transmission or similar means of communication. Any notice will be deemed to be given at the time when the same is deposited in the United States mail, to the extent mailed, or when transmitted, to the extent given by telephone, facsimile, electronic transmission or similar means of communication.

24. Waivers. Whenever any notice is required to be given by law or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

OFFICERS

25. Generally. The officers of the Corporation will be elected by the Board and will consist of a Chairman, a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board may also choose any or all of the following: one or more Vice Chairmen, one or more Assistants to the Chairman, one or more Vice Presidents (who may be given particular designations with respect to authority, function or seniority), one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, by specific action the Board may authorize the Chairman to appoint any person to any office other than Chairman, Chief Executive Officer, President, Secretary or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by the Board, the Board may delegate the absent or disabled officer’s powers or duties to any other officer or to any Director.

26. Compensation. The compensation of all officers and agents of the Corporation who are also Directors will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Corporation to an officer of the Corporation.

27. Succession. Each officer of the Corporation will hold office until their successors are elected and qualified, or until his or her earlier death, resignation, disqualification or removal. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Corporation may be filled by the Board or by the Chairman as provided in Bylaw 25.

28. Authority and Duties. Each of the officers of the Corporation will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.

29. Execution of Documents and Action with Respect to Securities of Other Corporations. The Chief Executive Officer shall have, and is hereby given, full power and authority, except as otherwise required by law or directed by the Board or the shareholders of the Corporation, (i) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments and (ii) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders (or with respect to any action of such shareholders) of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation. The Chief Executive Officer may delegate to other officers, employees and agents of the Corporation the power and authority to take any action which the Chief Executive Officer is authorized to take under this Bylaw 29, with such limitations as the Chief Executive Officer may specify; such authority so delegated by the Chief Executive Officer shall not be re-delegated by the person to whom such execution authority has been delegated.

STOCK

30. Certificates. Certificates representing shares of stock of the Corporation will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Corporation, and such certificate will exhibit the holder’s name and the number of shares and will be signed by, or in the name of, the Corporation by the Chairman, the President or any Vice President and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.

31. Classes of Stock. The designations, powers, preferences and relative participating, optional or other special rights of the various classes of stock or series thereof, and the qualifications, limitations or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Corporation issues to represent its stock or, in lieu thereof, such certificates will set forth the office of the Corporation from which the holders of certificates may obtain a copy of such information at no charge.

32. Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

33. Record Dates. (a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 nor less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of the shareholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

(c) The Corporation will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has notice thereof, except as expressly provided by applicable law.

GENERAL

34. Fiscal Year. The fiscal year of the Corporation will end on December 31st of each year or such other date as may be fixed from time to time by the Board.

35. Seal. The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

36. Reliance Upon Books, Reports and Records. Each Director, each member of a committee designated by the Board, and each officer of the Corporation will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the Director, committee member or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

37. Time Periods. In applying any provision of these Bylaws that requires that an act be performed or not be performed a specified number of days prior to an event or that an act be performed during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded, and the day of the event will be included.

38. Amendments. Except as otherwise provided by law or by the Articles of Incorporation or these Bylaws, these Bylaws or any of them may be amended in any respect or repealed at any time, either (i) at any meeting of shareholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (ii) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the shareholders in accordance with the Articles of Incorporation and these Bylaws.